Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-12221, 333-68531, 333-85110, 333-85112, 333-121057 and 333-140250 on Form S-8 of our report dated March 11, 2005, appearing in the Annual Report on Form 10-K of The Boston Beer Company, Inc. for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 15, 2007